EXHIBIT 99.1

First Horizon National Corporation Reports Financial Results For Fourth Quarter 2005

MEMPHIS, Tenn., Jan. 18, 2006 (PRIMEZONE) -- First Horizon National Corporation (NYSE:FHN) announced fourth quarter 2005 earnings of $113.0 million or $.87 diluted earnings per share before the cumulative effect of a change in accounting principle, net of taxes. Earnings including the $3.1 million unfavorable cumulative effect were $109.9 million or $.85 diluted earnings per share for fourth quarter 2005. Fourth quarter 2004 earnings were $103.1 million or $.81 diluted earnings per share. Highlights for the quarter included:

  --  Retail/Commercial Banking pre-tax income increased 16 percent to $133.5 million
  --  Commercial loans grew 31 percent and retail loans grew 9 percent over fourth quarter 2004
  --  Retail/Commercial Banking deposits grew 14 percent over fourth quarter 2004 to $11.4 billion
  --  Mortgage banking revenues grew 10 percent, reflecting a similar increase in loans delivered to the secondary market and improvements in servicing profitability
  --  Home purchase-related originations grew 8 percent
  --  Capital Markets fixed income revenues were constant compared to the prior quarter for the first time since the Fed began to increase rates, which we view as a potential sign of
      stabilization
  --  Revenues in Capital Markets from products other than fixed income grew 18 percent over fourth quarter 2004

Return on average shareholders' equity and return on average assets including the cumulative effect were 19.4 percent and 1.16 percent, respectively, for fourth quarter 2005. Excluding the cumulative effect, return on average shareholders' equity and return on average assets were 19.9 percent and 1.19 percent, respectively, compared to 20.8 percent and 1.40 percent for fourth quarter 2004.

Fourth quarter results include a charge of $3.1 million, net of taxes, reflecting the cumulative effect of a change in accounting principle related to the adoption of FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations." FIN No. 47 requires recognition of a liability at the time of acquisition or construction for assets that will require certain remediation expenditures when the assets are removed from service. The adoption of FIN No. 47 is not expected to have a material effect on earnings in 2006.

"Earnings growth resumed in the second half of 2005, as our fourth quarter earnings came in line with expectations," said Ken Glass, chairman and CEO of FHN. "Our earnings growth was led by the performance of our retail/commercial banking business, as we continued to execute our strategic plans for long-term growth in the interests of our shareholders."

For the twelve months ended December 31, 2005, earnings were $438.0 million or $3.40 diluted earnings per share, including the cumulative effect adjustment. Earnings before the cumulative effect were $441.1 million or $3.42 diluted earnings per share compared to $454.4 million or $3.54 diluted earnings per share for 2004.

For the twelve months ended December 31, 2005, return on average shareholders' equity and return on average assets were 20.4 percent and 1.20 percent, respectively. Excluding the cumulative effect, return on average shareholders' equity and return on average assets were 20.6 percent and 1.21 percent, respectively, compared to 23.9 percent and 1.66 percent for the same period in 2004.

Total assets were $36.6 billion and shareholders' equity was $2.3 billion on December 31, 2005, compared to $29.8 billion and $2.0 billion, respectively, on December 31, 2004.

PERFORMANCE HIGHLIGHTS

Retail/Commercial Banking

Pre-tax income for Retail/Commercial Banking increased 16 percent to $133.5 million for fourth quarter 2005, compared to $115.2 million for fourth quarter 2004. Retail/Commercial Banking contributed 83 percent of total pre-tax income in fourth quarter 2005 compared to 78 percent in fourth quarter 2004. Total revenues increased 12 percent to $363.4 million for fourth quarter 2005 compared to $323.9 million for fourth quarter 2004.

Net interest income increased 18 percent to $227.2 million in fourth quarter 2005 from $193.3 million in fourth quarter 2004. The increase in net interest income is primarily attributable to 18 percent loan growth, with commercial loans growing 31 percent to $9.5 billion from $7.3 billion and retail loans growing 8 percent to $10.3 billion from $9.5 billion. This growth resulted from expansion of the sales force, which increased market share in the core bank, as well as cross-sell opportunities in FHN's national markets where we have a substantial mortgage presence. Deposits increased 14 percent or $1.4 billion over fourth quarter 2004. Net interest margin in Retail/Commercial Banking was 4.19 percent in the fourth quarter and has remained stable compared to last year.

Noninterest income increased 4 percent to $136.2 million in fourth quarter 2005 from $130.6 million in fourth quarter 2004. Fees from deposit services charges increased 12 percent or $4.5 million compared to fourth quarter 2004 due to the deposit growth and pricing initiatives. Results for fourth quarter 2005 included a divestiture gain of $7.0 million from the sale of three financial centers, and for fourth quarter 2004 included $3.2 million from the sale of an insurance subsidiary and an earn-out from the sale of certain merchant relationships. Merchant processing income increased 13 percent, or $2.5 million, in fourth quarter 2005, reflecting increased volume from existing customers as well as an expanded customer base.

Provision for loan losses increased to $16.0 million in fourth quarter 2005 from $11.8 million last year, reflecting the growth in the loan portfolio. The stable risk profile of both the commercial and retail loan portfolios was demonstrated as the net charge-off ratio continued to remain at low levels with 22 basis points in fourth quarter 2005 compared to 26 basis points in fourth quarter 2004.

Noninterest expense was $214.0 million in fourth quarter 2005 compared to $196.9 million last year. The growth in noninterest expense was primarily due to higher personnel costs which were impacted by national expansion initiatives. As total revenue grew 12 percent and noninterest expense grew 9 percent, the efficiency ratio improved to 58.9 percent in fourth quarter 2005 from 60.7 percent in fourth quarter 2004.

Mortgage Banking

Pre-tax income for Mortgage Banking increased 14 percent to $40.4 million for fourth quarter 2005, compared to $35.5 million for fourth quarter 2004. Total revenues were $154.4 million in fourth quarter 2005, an increase of 10 percent from $140.8 million in fourth quarter 2004.

Net interest income decreased 11 percent to $34.6 million in fourth quarter 2005 from $38.9 million in fourth quarter 2004. The warehouse grew 9 percent; however, the flattening of the yield curve resulted in compression of the spread on the warehouse. Spread on the warehouse was 2.06 percent in fourth quarter 2005 compared to 3.58 percent for the same period in 2004.

Noninterest income increased 18 percent to $119.8 million in fourth quarter 2005 compared to $101.9 million in fourth quarter 2004. Noninterest income consists primarily of mortgage banking-related revenue, net of costs, from the origination and sale of mortgage loans, fees from mortgage servicing and mortgage servicing rights (MSR) net hedge gains or losses. Mortgage servicing noninterest income is net of amortization, impairment and other expenses related to MSR and related hedges.

Mortgage loan origination volumes in fourth quarter 2005 were $8.0 billion compared to $7.8 billion in 2004, as home purchase-related originations grew 8 percent from fourth quarter 2004. The increase in home purchase originations demonstrates FHN's success in executing its strategy to grow the purchase market and reflects a sales force of 2,600, which increased by 200, or 9 percent, from 2004. Refinance activity represented 41 percent of total originations during fourth quarter 2005 compared to 44 percent last year. Loans delivered into the secondary market increased 11 percent to $7.9 billion. Net revenue from mortgage loans sold increased 14 percent to $87.5 million from $76.6 million in fourth quarter 2004.

The mortgage-servicing portfolio grew 10 percent to $95.3 billion on December 31, 2005, from $86.6 billion on December 31, 2004. Total fees associated with mortgage servicing increased 18 percent to $74.3 million from $62.7 million, reflecting this growth. The growth in the servicing portfolio and rising interest rates led to a 26 percent increase in capitalized mortgage servicing rights and a 16 percent, or $6.7 million, increase in amortization expense compared to 2004. Net servicing revenues also include a favorable $8.1 million impact from a decline in MSR impairment charges due to the impact rising interest rates had on the fair value of MSR. In addition, net servicing revenues were unfavorably impacted by net hedge losses of $4.4 million in fourth quarter 2005 compared to net hedge gains of $3.8 million in fourth quarter 2004 as the continued flattening of the yield curve negatively impacted income from hedges and rising interest rates led to increased option expense and reduced income from swap positions.

Noninterest expense increased 8 percent to $113.8 million in fourth quarter 2005 compared to $105.4 million in fourth quarter 2004 due to costs associated with the increased volume of loans delivered into the secondary market. As total revenue grew 10 percent, the efficiency ratio decreased to 73.7 percent in fourth quarter 2005 compared to 74.9 percent in fourth quarter 2004.

Capital Markets

Pre-tax earnings declined from $11.0 million in fourth quarter 2004 to $3.4 million in fourth quarter 2005 primarily due to a decrease in net interest income. Total revenues were $78.9 million in fourth quarter 2005 compared to $80.5 million in fourth quarter 2004.

Revenues from fixed income sales decreased $1.5 million from fourth quarter 2004, while revenues from other fee sources increased $6.2 million. Revenues from other fee sources include fee income from activities such as loan sales, investment banking, equity research, portfolio advisory and the sale of bank-owned life insurance. Revenue from these other sources represented 48 percent of total noninterest income in fourth quarter 2005 compared to 43 percent in fourth quarter 2004 and increased 18 percent to $40.4 million from $34.2 million, primarily due to increased fees from investment banking and loan sales activities.

Net interest income decreased $6.3 million, reflecting a $4.9 million incremental cost of equity charge, largely related to the capital requirements of the acquisition of the fixed income business of Spear, Leeds & Kellogg (SLK) in first quarter 2005 and the compression of the spread on Capital Markets securities inventory resulting from the flattening of the yield curve.

Noninterest expense increased 8 percent, or $6.0 million, primarily due to amortization and other increased costs resulting from the acquisition in 2005 of SLK.

Corporate

The Corporate segment's results yielded a pre-tax loss of $16.0 million in fourth quarter 2005 compared to a pre-tax loss of $14.6 million in fourth quarter 2004. The fourth quarter 2005 results include $3.8 million in dividend expense on $300 million of noncumulative perpetual preferred stock issued in first quarter 2005.

AVERAGE BALANCE SHEET

Total average assets increased 29 percent to $37.7 billion for fourth quarter 2005. Total loans increased 19 percent to $20.0 billion as commercial loans grew 31 percent and retail loans increased 9 percent. Loans held for sale increased 23 percent to $5.8 billion. Interest-bearing core deposits increased 13 percent. Total core deposits increased 12 percent to $12.5 billion, reflecting expansion strategies which emphasize a focus on convenient hours, free checking and targeted financial center expansion. Purchased funds increased 47 percent to $18.6 billion. Average shareholders' equity increased 14 percent in fourth quarter 2005.

The consolidated net interest margin was 3.06 percent for fourth quarter 2005 compared to 3.57 percent for fourth quarter 2004. This compression in the margin occurred as the net interest spread decreased to 2.52 percent in 2005 from 3.23 percent in 2004 while average earning assets increased 30 percent and net interest income increased 12 percent. The decline in margin is attributable to two items, the acquisition of SLK and a flatter yield curve. Capital Markets activities tend to compress the margin because of its strategy to reduce market risk by hedging its inventory in the cash markets, which reduces the term and accordingly the interest income earned on these transactions. The SLK acquisition increased this unfavorable impact on the corporate margin as Capital Markets' balance sheet grew $3.2 billion compared to last year. The flattening of the yield curve also negatively impacted the spread on Capital Markets' inventory. Although the mortgage warehouse grew 9 percent from 2004, the flattening of the yield curve decreased spread on the warehouse by 152 basis points to 2.06 percent, which also had a negative impact on the corporate margin this quarter.

ASSET QUALITY

FHN's key asset quality ratios improved in fourth quarter 2005. The net charge-off ratio was 22 basis points in fourth quarter 2005 compared to 26 basis points in fourth quarter 2004 as net charge-offs remained stable at $11.0 million compared to $10.8 million during a period of strong loan growth. The nonperforming assets ratio was 33 basis points in fourth quarter 2005 compared to 42 basis points last year, with nonperforming assets of $79.7 million on December 31, 2005, compared to $77.3 million on December 31, 2004. Provision for loan losses was $16.2 million in fourth quarter 2005 compared to $11.7 million in fourth quarter 2004. An analytical model based on historical loss experience adjusted for current events, trends and economic conditions is used by management to determine the amount of provision to be recognized and to assess the adequacy of the loan loss allowance. (See the table on A-6 for an analysis of the allowance for loan losses and details on nonperforming assets and the table on A-7 for asset quality ratios).

OUTLOOK

"As we look to 2006, we are encouraged about the opportunities in our business, even in this flat yield curve environment," said Glass. "The retail/commercial bank should maintain its current strong double-digit growth. Mortgage banking will continue to expand its sales force and improve servicing portfolio profitability. And finally, after the demand for fixed income stabilized for the fourth quarter, capital markets earnings are expected to grow again in 2006 as other products continue to be added. By executing on our core strategies, combined with the achievement of additional earnings enhancements, we should create earnings growth in 2006."

This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, investor responses to these conditions, ability to execute business plans, geopolitical developments, natural disasters, and items already mentioned in this press release, as well as critical accounting estimates and other factors described in FHN's recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

OTHER INFORMATION

FHN provides additional disclosure and discussion related to FHN's earnings and business segment performance through a financial supplement which is available on FHN's website at www.fhnc.com.

Management will also host a conference call at 8:00 a.m. Central Time Jan. 19 to review earnings and performance trends. Callers wishing to participate in the call may dial toll-free starting at 7:45 a.m. Central Time Jan. 19 by dialing 1-800-289-0743 (international participants dial 1-913-981-5546). The conference will also be webcast live through the investor relations section of FHN's website. To access the webcast, visit http://www.shareholder.com/fhnc/medialist.cfm. A replay of the call will be available from 10:30 a.m. Central Time Jan. 19 until 11 p.m. Tuesday, Jan. 31, 2006, by calling 1-888-203-1112 or 1-719-457-0820 for international participants. The passcode is 4902637. The event will be archived and made available by 1 p.m. Central Time Jan. 23 on FHN's website at www.fhnc.com. For four weeks from the press release date, FHN will respond to individual requests for clarification of the provided disclosures. However, we will make every effort not to provide, and you should not expect to receive, material non-public information as that term is defined in the SEC Regulation FD. Without limiting the foregoing, after the conference call and except for the guidance provided herein, we will not provide any earnings guidance, directly or indirectly, express or implied.

GENERAL INFORMATION

About First Horizon

The 13,000 employees of First Horizon National Corp. (NYSE:FHN) provide financial services to individuals and business customers through hundreds of offices located in more than 40 states. The corporation's three major brands -- FTN Financial, First Horizon and First Tennessee - provide customers with a broad range of products and services including:

  --  Capital Markets, one of the nation's top underwriters of
      U.S. government agency securities
  --  Mortgage Banking, one of the nation's top 20 mortgage
      originators and top 15 servicers, which earned a top-10
      ranking in customer satisfaction from J.D. Power and Associates
  --  Retail/Commercial Banking, with the largest market share in
      Tennessee and one of the highest customer retention rates of any bank in the country

FHN companies have been recognized as some of the nation's best employers by AARP, Working Mother and Fortune magazines. FHN also was named one of the nation's 100 best corporate citizens by Business Ethics magazine. More information can be found at www.fhnc.com.

              FIRST HORIZON NATIONAL CORPORATION
                     STATEMENTS OF INCOME
                         Yearly Growth
                          (Unaudited)

                                 Year-to-date
                                  December 31
                                --------------
                                                          Growth
 (Thousands)                 2005           2004          Rate(%)
 -------------------------------------------------------------------
 Interest income             $ 1,840,174    $ 1,166,802    57.7 +
 Less interest
   expense                       856,147        310,491   175.7 +
 -------------------------------------------------------------------
  Net interest income            984,027        856,311    14.9 +
 Provision for loan losses        67,678         48,348    40.0 +
 -------------------------------------------------------------------
  Net interest income
   after provision for
   loan losses                   916,349        807,963    13.4 +
 Noninterest income:
  Mortgage banking               482,950        444,758     8.6 +
  Capital markets                353,005        376,558     6.3 --
  Deposit transactions
   and cash management           156,190        148,514     5.2 +
  Merchant processing             88,581         75,086    18.0 +
  Insurance commissions           54,091         56,109     3.6 --
  Revenue from loan sales
   and securitizations            47,575         23,115   105.8 +
  Trust services and
   investment management          44,614         47,274     5.6 --
  Gains on divestitures            7,029          7,000      .4 +
  Securities (losses)/
   gains, net                       (578)        20,748     NM
  Other                          166,299        164,024     1.4 +
 -------------------------------------------------------------------
    Total noninterest
     income                    1,399,756      1,363,186     2.7 +
 -------------------------------------------------------------------
    Adjusted gross income
     after provision for
     loan losses               2,316,105      2,171,149     6.7 +
 Noninterest expense:
  Employee compensation,
   incentives and benefits       998,180        914,947     9.1 +
  Occupancy                      106,038         89,402    18.6 +
  Operations services             79,551         67,523    17.8 +
  Equipment rentals,
   depreciation,and
   maintenance                    77,117         72,695     6.1 +
  Communications
   and courier                    56,106         49,590    13.1 +
  Amortization of
   intangible assets              13,734          9,541    43.9 +
  Other                          340,206        300,642    13.2 +
 -------------------------------------------------------------------
    Total noninterest
     expense                   1,670,932      1,504,340    11.1 +
 -------------------------------------------------------------------
 Pre-tax income                  645,173        666,809     3.2 --
 Provision for income
  taxes                          204,075        212,401     3.9 --
 -------------------------------------------------------------------
  Income before cumulative
   effect                        441,098        454,408     2.9 --
 Cumulative effect of
  changes in accounting
  principle                       (3,098)       -           NM
 -------------------------------------------------------------------
 Net income                    $ 438,000      $ 454,408     3.6 --
                               ========================
 -------------------------------------------------------------------
 Diluted earnings
  per share before
  cumulative effect            $    3.42      $    3.54     3.4 --
 Diluted earnings
  per common share             $    3.40      $    3.54     4.0 --
 Dividends declared            $    1.74      $    1.63

 SELECTED FINANCIAL RATIOS:
 -------------------------
 Return on average assets           1.20%          1.66%
 Return on average
  shareholders' equity              20.4           23.9
 -------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

            FIRST HORIZON NATIONAL CORPORATION
                    STATEMENTS OF INCOME
                      Quarterly Growth
                         (Unaudited)

                               Quarter Ended
                                December 31
                              ---------------
                                                          Growth
 (Thousands)                2005           2004           Rate(%)
 -------------------------------------------------------------------
 Interest income            $ 519,474      $ 334,789       55.2 +
 Less interest expense        264,663        106,343      148.9 +
 -------------------------------------------------------------------
  Net interest income         254,811        228,446       11.5 +
 Provision for loan
  losses                       16,175         11,783       37.3 +
 -------------------------------------------------------------------
  Net interest income
   after provision for
   loan losses                238,636        216,663       10.1 +
  Noninterest income:
   Mortgage banking           114,713         94,771       21.0 +
   Capital markets             80,896         76,522        5.7 +
   Deposit transactions
    and cash management        42,196         37,695       11.9 +
   Merchant processing         22,202         19,679       12.8 +
   Insurance commissions       13,144         11,649       12.8 +
   Revenue from loan
    sales and securitiza-
    tions                      13,146         14,151        7.1 --
   Trust services and
    investment management      10,873         11,741        7.4 --

   Gains on divestitures        7,029          3,200      119.7 +
   Securities losses, net        (181)        (3,734)      95.2 +
   Other                       39,416         47,474       17.0 --
  ------------------------------------------------------------------
     Total noninterest
      income                  343,434        313,148        9.7 +
  ------------------------------------------------------------------
     Adjusted gross income
      after provision for
      loan losses             582,070        529,811        9.9 +
  Noninterest expense:
   Employee compensation,
    incentives and
    benefits                  245,224        228,206        7.5 +
   Occupancy                   28,427         22,875       24.3 +
   Operations services         20,086         18,379        9.3 +
   Equipment rentals,
    depreciation,and
    maintenance                19,958         18,633        7.1 +
   Communications and
    courier                    14,720         12,446       18.3 +
   Amortization of
    intangible assets           3,414          3,014       13.3 +
   Other                       88,998         79,135       12.5 +
  ------------------------------------------------------------------
    Total noninterest
     expense                  420,827        382,688       10.0 +
  ------------------------------------------------------------------
  Pre-tax income              161,243        147,123        9.6 +
  Provision for income
   taxes                       48,256         43,971        9.7 +
  ------------------------------------------------------------------
   Income before cumulative
    effect                    112,987        103,152        9.5 +
  Cumulative effect of
   changes in accounting
   principle                   (3,098)       --             NM
 ------------------------------------------------------------------
 Net income                 $ 109,889      $ 103,152        6.5 +
                            ========================
 ------------------------------------------------------------------
 Diluted earnings
  per share before
  cumulative effect         $     .87      $     .81        7.4 +
 Diluted earnings
  per common share          $     .85      $     .81        4.9 +
 Dividends declared
  per common share          $     .45      $     .43

 SELECTED FINANCIAL RATIOS:
 -------------------------
 Return on average assets        1.16%          1.40%
 Return on average
  shareholders' equity           19.4           20.8
 ------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                FIRST HORIZON NATIONAL CORPORATION
                  AVERAGE STATEMENTS OF CONDITION
                           Yearly Growth
                            (Unaudited)

                                Year-to-date
                                 December 31
                               --------------
                                                           Growth
 (Thousands)                 2005          2004            Rate(%)
 --------------------------------------------------------------------
 Loans, net of unearned
  income:
 Commercial:
  Commercial, financial
   and industrial            $ 5,979,877   $ 4,845,559       23.4 +
  Real estate commercial       1,116,449       959,330       16.4 +
  Real estate construction     1,642,379       895,603       83.4 +
 --------------------------------------------------------------------
   Total commercial loans      8,738,705     6,700,492       30.4 +
 Retail:
  Real estate residential      7,660,997     7,533,036        1.7 +
  Real estate construction     1,488,873       714,608      108.3 +
  Other retail                   164,960       186,298       11.5 -
  Credit card receivables        240,875       250,216        3.7 -
 --------------------------------------------------------------------
   Total retail loans          9,555,705     8,684,158       10.0 +
 --------------------------------------------------------------------
 Total loans, net of
  unearned income             18,294,410    15,384,650       18.9 +
 Investment securities         2,879,965     2,449,074       17.6 +
 Loans held for sale           6,020,398     4,179,360       44.1 +
 Other earning assets          4,755,214     1,705,235      178.9 +
 --------------------------------------------------------------------
   Total earning assets       31,949,987    23,718,319       34.7 +
 Cash and due from banks         752,245       739,203        1.8 +
 Other assets                  3,858,204     2,848,311       35.5 +
 --------------------------------------------------------------------
   Total assets              $36,560,436   $27,305,833       33.9 +
                             =========================
 Certificates of deposit
  under $100,000 and
  other time                 $ 2,242,837   $ 1,947,025       15.2 +
 Other interest-bearing
  deposits                     4,613,617     4,139,904       11.4 +
 --------------------------------------------------------------------
   Total interest-bearing
    core deposits              6,856,454     6,086,929       12.6 +
 Demand deposits               1,896,082     1,805,610        5.0 +
 Other noninterest-bearing
  deposits                     3,367,047     2,867,709       17.4 +
 --------------------------------------------------------------------
   Total core deposits        12,119,583    10,760,248       12.6 +
 Certificates of deposit
  $100,000 and more           10,896,283     6,875,347       58.5 +
 --------------------------------------------------------------------
   Total deposits             23,015,866    17,635,595       30.5 +
 Short-term borrowed
  funds                        7,096,287     4,348,840       63.2 +
 Term borrowings               2,560,085     2,247,985       13.9 +
 Other liabilities             1,514,869     1,167,458       29.8 +
 Preferred stock of
  subsidiary                     229,912           453       NM
 Shareholders' equity          2,143,417     1,905,502       12.5 +
 --------------------------------------------------------------------
   Total liabilities and
    shareholders' equity     $36,560,436   $27,305,833       33.9 +
                             =========================
 --------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

             FIRST HORIZON NATIONAL CORPORATION
               AVERAGE STATEMENTS OF CONDITION
                      Quarterly Growth
                         (Unaudited)

                            Quarter Ended
                             December 31
                           ---------------
                                                          Growth
 (Thousands)            2005             2004             Rate(%)
 -------------------------------------------------------------------
 Loans, net of
  unearned income:
   Commercial:
    Commercial,
     financial and
     industrial         $ 6,356,977      $ 5,213,599       21.9 +
    Real estate
     commercial           1,208,945          929,707       30.0 +
    Real estate
     construction         1,973,121        1,132,131       74.3 +
 -------------------------------------------------------------------
  Total commercial
   loans                  9,539,043        7,275,437       31.1 +
   Retail:
    Real estate
     residential          8,123,581        8,204,466        1.0 --
    Real estate
     construction         1,874,831          939,823       99.5 +
    Other retail            170,470          172,627        1.2 --
    Credit card
     receivables            244,161          244,095       NM
 -------------------------------------------------------------------
  Total retail
   loans                 10,413,043        9,561,011        8.9 +
 -------------------------------------------------------------------
  Total loans, net
   of unearned
   income                19,952,086       16,836,448       18.5 +
  Investment
   securities             2,858,410        2,150,573       32.9 +
  Loans held for
   sale                   5,758,831        4,696,065       22.6 +
  Other earning
   assets                 4,622,451        1,895,711      143.8 +
 -------------------------------------------------------------------
  Total earning
   assets                33,191,778       25,578,797       29.8 +
  Cash and due from
   banks                    781,178          779,235         .2 +
  Other assets            3,747,454        2,951,866       27.0 +
 -------------------------------------------------------------------
  Total assets          $37,720,410      $29,309,898       28.7 +
                        ============================----------------
  Certificates of
   deposit under
   $100,000 and
   other time           $ 2,402,900      $ 2,065,806       16.3 +
  Other interest-
   bearing deposits       4,694,876        4,228,402       11.0 +
 -------------------------------------------------------------------
  Total interest-
   bearing core
   deposits               7,097,776        6,294,208       12.8 +
  Demand deposits         2,018,721        1,879,669        7.4 +
  Other noninterest-
   bearing deposits       3,409,202        3,034,024       12.4 +
 -------------------------------------------------------------------
  Total core
   deposits              12,525,699       11,207,901       11.8 +
  Certificates of
   deposit $100,000
   and more              11,393,018        8,078,961       41.0 +
 -------------------------------------------------------------------
  Total deposits         23,918,717       19,286,862       24.0 +
  Short-term
   borrowed funds         7,164,720        4,506,807       59.0 +
  Term borrowings         2,665,867        2,385,133       11.8 +
  Other liabilities       1,426,259        1,157,443       23.2 +
  Preferred stock
   of subsidiary            295,274              455       NM
  Shareholders'
   equity                 2,249,573        1,973,198       14.0 +
 -------------------------------------------------------------------
  Total liabilities
   and shareholders'
   equity               $37,720,410      $29,309,898       28.7 +
                        ============================----------------
 -------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                FIRST HORIZON NATIONAL CORPORATION
                PERIOD-END STATEMENTS OF CONDITION
                           (Unaudited)

                               December 31
                              -------------
                                                           Growth
 (Thousands)            2005                2004           Rate (%)
 --------------------------------------------------------------------
 Loans, net of
  unearned income:
  Commercial:
   Commercial,
    financial and
    industrial          $ 6,578,130         $ 5,560,736     18.3 +
   Real estate
    commercial            1,213,052             960,178     26.3 +
   Real estate
    construction          2,108,121           1,208,703     74.4 +
 --------------------------------------------------------------------
 Total commercial
  loans                   9,899,303           7,729,617     28.1 +
  Retail:
   Real estate
    residential           8,357,143           7,244,716     15.4 +
   Real estate
    construction          1,925,060           1,035,562     85.9 +
   Other retail             168,413             168,806       .2 --
   Credit card
    receivables             251,016             248,972       .8 +
 --------------------------------------------------------------------
 Total retail loans      10,701,632           8,698,056     23.0 +
 --------------------------------------------------------------------
 Total loans, net
  of unearned income     20,600,935          16,427,673     25.4 +
 Investment
  securities              2,912,486           2,680,997      8.6 +
 Loans held for sale      4,435,343           5,167,981     14.2 -
 Other earning assets     3,629,314           1,675,654    116.6 +
 --------------------------------------------------------------------
 Total earning assets    31,578,078          25,952,305     21.7 +
 Cash and due from
  banks                     946,421             638,189     48.3 +
 Other assets             4,054,562           3,181,189     27.5 +
 --------------------------------------------------------------------
 Total assets           $36,579,061         $29,771,683     22.9 +
                        ===============================

 Certificates of
  deposit under
  $100,000 and other
  time                  $ 2,478,946         $ 2,061,262     20.3 +
 Other interest-
  bearing deposits        4,705,072           4,510,207      4.3 +
 --------------------------------------------------------------------
 Total interest-
  bearing core
  deposits                7,184,018           6,571,469      9.3 +
 Demand deposits          2,597,926           2,402,602      8.1 +
 Other noninterest-
  bearing deposits        2,724,131           2,591,920      5.1 +
 --------------------------------------------------------------------
 Total core deposits     12,506,075          11,565,991      8.1 +
 Certificates of
  deposit $100,000
  and more               10,931,695           8,216,176     33.1 +
 --------------------------------------------------------------------
 Total deposits          23,437,770          19,782,167     18.5 +
 Short-term borrowed
  funds                   5,331,397           3,813,167     39.8 +
 Term borrowings          3,437,643           2,616,368     31.4 +
 Other liabilities        1,764,666           1,518,540     16.2 +
 Preferred stock of
  subsidiary                295,274                 458     NM
 Shareholders' equity     2,312,311           2,040,983     13.3 +
 --------------------------------------------------------------------
 Total liabilities
  and shareholders'
  equity                $36,579,061         $29,771,683     22.9 +
                        ===============================
 --------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                  FIRST HORIZON NATIONAL CORPORATION
                        ASSET QUALITY HIGHLIGHTS
                              (Unaudited)

 ---------------------------------------------------------------------
 (Thousands)   4Q05       3Q05       2Q05       1Q05        4Q04
 ---------------------------------------------------------------------
 ALLOWANCE
   FOR LOAN
   LOSSES:
  Beginning
   Reserve     $ 185,029  $ 169,697  $ 164,195  $ 158,159   $ 161,856
  Provision       16,175     22,608     15,786     13,109      11,783
  Transfers
   to held
   for sale           --         --         --         --      (4,705)
  Divesti-
   tures/
   acquisi-
   tions            (516)     1,902         --         --          --
  Charge-offs    (14,586)   (12,900)   (13,642)   (11,022)    (13,742)
  Recoveries       3,603      3,722      3,358      3,949       2,967
  -------------------------------------------------------------------
   Ending
    Balance    $ 189,705  $ 185,029  $ 169,697  $ 164,195   $ 158,159
  -------------======================================================
  Reserve for
   off-
   balance
   sheet
   commitments $  10,650  $   9,034  $   8,515  $   8,212   $   7,904
  Total of
   allowance
   for loan
   losses and
   reserve for
   off-balance
   sheet
   commitments $ 200,355  $ 194,063  $ 178,212  $ 172,407   $ 166,063
  -------------------------------------------------------------------
  NONPERFORMING
   ASSETS:
  RETAIL/
   COMMERCIAL
   BANKING:
  Nonperform-
   ing loans   $  40,771  $  39,236  $  39,792  $  40,160   $  41,102
  Foreclosed
   real estate    18,932     19,875     18,647     17,958      19,247
  -------------------------------------------------------------------
  Total Retail
   /Commercial
   Banking        59,703     59,111     58,439     58,118      60,349
  -------------------------------------------------------------------
  MORTGAGE
   BANKING:
  Nonperform-
   ing loans-held
   for sale       11,488     11,868     10,550      9,264       8,458
  Foreclosed
   real estate     8,478      7,981      8,490      7,737       8,531
  -------------------------------------------------------------------
  Total
   Mortgage
   Banking        19,966     19,849     19,040     17,001      16,989
  -------------------------------------------------------------------
  Total non-
   performing
   assets      $  79,669  $  78,960  $  77,479  $  75,119   $  77,338
               ======================================================

  Loans past
   due 90
   days or
   more (a)    $ 217,900  $ 195,849  $ 191,458  $ 206,424   $ 213,596
  Guaranteed
   portion of
   loans past
   due 90
   days or
   more (a)      178,705    166,891    165,216    181,666     185,353

  Period-end
   loans, net
   of unearned
   income
   (millions)  $  20,601  $  19,212  $  18,429  $  17,184   $  16,428
  Insured
   loans             827        667        831        801         666
  --------------------------------------------------------------------
  Loans
   excluding
   insured
   loans       $  19,774  $  18,545  $  17,598  $  16,383   $  15,762
               ======================================================

  Off-balance
   sheet
   commitments
   (millions)
   (b)         $   9,091  $   8,751  $   6,871  $   6,465   $   6,226
 ---------------------------------------------------------------------
 (a) Includes loans held for sale.
 (b) Amount of off-balance sheet commitments for which a reserve has been provided.
 Certain previously reported amounts have been reclassified to agree with current presentation.

                  FIRST HORIZON NATIONAL CORPORATION
                       ASSET QUALITY HIGHLIGHTS
                               (Unaudited)

 --------------------------------------------------------------------
                      4Q05     3Q05      2Q05      1Q05       4Q04
 --------------------------------------------------------------------
 FHN CONSOLIDATED:
 Nonperforming
  loans ratio (a)        .20%      .20%     .22%      .23%       .25%
 Nonperforming
  assets ratio (b)       .33       .35      .36       .38        .42
 Allowance to total
  loans                  .92       .96      .92       .96        .96
 Allowance to loans
  excluding insured
  loans                  .96      1.00      .96      1.00       1.00
 Allowance to non-
  performing
  loans (c)           465.29    471.58   426.46    408.85     384.80
 Allowance to non-
  performing
  assets (d)          278.24    275.78   253.55    249.33     229.62
 Net charge-off
  ratio (e)              .22       .20      .23       .17        .26

 RETAIL/COMMERCIAL
  BANKING:
 Nonperforming
  assets ratio (b)       .29%      .31%     .32%      .34%       .37%
 Allowance to non-
  performing assets   317.75    313.02   290.38    282.52     262.07

 MORTGAGE BANKING:
 Nonperforming
  assets ratio (f)       .02%      .02%     .02%      .02%       .02%
 --------------------------------------------------------------------
 (a) Ratio is nonperforming loans in the loan portfolio to total loans
 (b) Ratio is nonperforming assets related to the loan portfolio to total loans plus foreclosed real estate and other assets
 (c) Ratio is allowance to nonperforming loans in the loan portfolio
 (d) Ratio is allowance to nonperforming assets related to the loan portfolio
 (e) Ratio is annualized net charge-offs to average total loans
 (f) Ratio is nonperforming assets to unpaid principal balance of servicing portfolio
 Certain previously reported amounts have been reclassified to agree with current presentation.

                  FIRST HORIZON NATIONAL CORPORATION
                      BUSINESS SEGMENT HIGHLIGHTS
                              (Unaudited)

 ---------------------------------------------------------------------
 (Thousands)         4Q05      3Q05      2Q05      1Q05      4Q04
 ---------------------------------------------------------------------
 RETAIL/COMMERCIAL
  BANKING
 Total revenues(a)   $363,375  $353,767  $333,431  $318,646  $324,045
 Provision for loan
  losses               15,897    22,428    15,667    13,069    11,798
 Noninterest
  expenses            214,006   212,403   207,800   192,868   196,836
                    -------------------------------------------------
  Pre-tax income     $133,472  $118,936  $109,964  $112,709  $115,411
 Provision for
  income taxes         40,247    36,566    33,723    36,085    34,414
                    -------------------------------------------------
 Income before
  cumulative effect
  of changes in
  accounting
  principle          $ 93,225  $ 82,370  $ 76,241  $ 76,624  $ 80,997
 Cumulative effect
  of changes in
  accounting
  principle, net
  of tax               (3,098)       --        --        --        --
                    -------------------------------------------------
 Net income          $ 90,127  $ 82,370  $ 76,241  $ 76,624  $ 80,997

 MORTGAGE BANKING
 Total revenues(a)   $154,399  $192,942  $155,341  $155,532  $140,708
 Provision for loan
  losses                  278       180       119        40       (15)
 Noninterest
  expenses            113,763   131,031   112,568   108,630   105,451
                    -------------------------------------------------
  Pre-tax income     $ 40,358  $ 61,731  $ 42,654  $ 46,862  $ 35,272
 Provision for
  income taxes         12,639    22,301    15,273    16,818    12,699
                    -------------------------------------------------
 Net income          $ 27,719  $ 39,430  $ 27,381  $ 30,044  $ 22,573

 CAPITAL MARKETS
 Total revenues(a)   $ 78,913  $ 78,415  $ 90,728  $ 91,248  $ 80,459
 Noninterest
  expenses             75,419    75,910    82,679    81,538    69,527
                    -------------------------------------------------
  Pre-tax income     $  3,494  $  2,505  $  8,049  $  9,710  $ 10,932
 Provision for
  income taxes          1,171       519     2,161     4,172     3,564
                    -------------------------------------------------
 Net income          $  2,323  $  1,986  $  5,888  $  5,538  $  7,368

 CORPORATE
 Total revenues(a)   $  1,558  $  4,574  $  5,495  $  5,419  $ (3,618)
 Noninterest
  expenses             17,639    16,875    15,984    11,819    10,874
                    -------------------------------------------------
  Pre-tax
   (loss)/income     $(16,081) $(12,301) $(10,489) $ (6,400) $(14,492)
 Income tax benefit    (5,801)   (4,712)   (3,684)   (3,403)   (6,706)
                    -------------------------------------------------
 Net (loss)/income   $(10,280) $ (7,589) $ (6,805) $ (2,997) $ (7,786)

 TOTAL CONSOLIDATED
 Total revenues(a)   $598,245  $629,698  $584,995  $570,845  $541,594
 Provision for loan
  losses               16,175    22,608    15,786    13,109    11,783
 Total noninterest
  expenses            420,827   436,219   419,031   394,855   382,688
                    -------------------------------------------------
 Consolidated
  pre-tax income     $161,243  $170,871  $150,178  $162,881  $147,123
 Provision for
  income taxes         48,256    54,674    47,473    53,672    43,971
                    -------------------------------------------------
 Income before
  cumulative effect
  of changes in
  accounting
  principle          $112,987  $116,197  $102,705  $109,209  $103,152
 Cumulative effect
  of changes in
  accounting
  principle, net
  of tax               (3,098)       --        --        --        --
                     -------------------------------------------------
 Net income          $109,889  $116,197  $102,705  $109,209  $103,152
                     =================================================
 ---------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.
 (a) Includes noninterest income and net interest income/(expense)

CONTACT:  First Horizon National Corp.
          Media Information:
            Kim Cherry
            901-523-4726
          Investor Relations:
            Mark Yates
            901-523-4068